SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2005
STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS Employer Identification No.)

20810 Fernbush Lane
Houston, Texas	77073
(Address of principal executive offices)	(Zip code)
(281) 821-9091
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The information set forth under Section 8.01 Other Events is hereby incorporated into this Item 2.02 by reference.
Item 8.01 Other Events.
     On December 22, 2005 Sterling Construction Company, Inc. (“the Company”) issued a press release announcing updated guidance for 2005, initial guidance for fiscal 2006 and the award of a $46 million contract by St. Paul/Travelers. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Issuance of guidance
Our current practice is to issue guidance about our expected results of continuing operations on an annual basis, and to update it, as appropriate, on a quarterly basis. Because of the seasonal variations in our business and its susceptibility to adverse weather conditions and other factors, it is not our practice to issue guidance as to quarterly results of operations.
The following discussion outlines certain factors applicable to the issuance of guidance by the Company. Such guidance is forward looking information that is subject to risks and uncertainties as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and all filings subsequently made by the Company with the Securities and Exchange Commission.
The preparation of budgets for a civil construction business such as ours is inherently inaccurate due to the large number of variables, especially the need to win contracts in a competitive bidding process, and the effects that unusually good or bad weather can have on our project performance.
Guidance is based on our budgets and reforecasts as appropriate. Since our budget process reflects equipment and work crew requirements, production goals and incentive compensation benchmarks, and is subject to many assumptions, risks and uncertainties, when we publish guidance as to expected results of operations we evaluate the likelihood of achieving those budgets.
Our determination of budgeted revenues and operating profits reflects the following factors, inter alia:
•	The level and potential profitability of uncompleted contracts in backlog;

•	The size of our equipment fleet, its suitability for the contracts in backlog and expected to be added, and the capital expenditures that may be required, or equipment rental costs if such equipment is not required on a permanent basis;

•	Forecast depreciation, which is based on our existing fleet and expected additions and disposals;

•	Our existing work crews, their suitability for the contracts in backlog and expected to be added, and our ability to add further crews if necessary;

•	The bidding climate, which affects our ability to replace contracts built and also affects the gross margins that may be achieved on new contract wins;

•	The levels of activity in the various geographic markets in which we operate, and the opportunities available to enter new markets;

•	Our competitors and their expected impacts on our markets;

•	Our expectations about efficiency, which means the extent to which we can best match our equipment and work crews to the mix of contracts in backlog at any time;

•	Our expectations about the weather. We assume that we will suffer rain interruptions based on historical averages, and this is inherently inaccurate;

•	The expected availability and cost of bonding, which depends on levels of working capital and shareholders’ equity, among other factors;

•	Our expectations about changes in the availability and prices of materials, sub-contract services, fuel, and other third party expense items;

•	Expectations about changes in the number and compensation of our construction crews;

•	Expected additions to, and costs of, our supervisory and project management staff;

•	Expected changes in overhead expense levels to support the level of our business;

•	Employee incentive compensation, which is generally budgeted at the level expected to be paid if the budget is achieved;

•	Our expected insurance costs, which are significant and can fluctuate materially;

•	Other anticipated changes in our expense structure;

•	Our expectations as to the likelihood of incurring or achieving any contract performance penalties or bonuses that depend on the timeliness of project completion.
The budgeting of corporate expenses reflects personnel requirements, expected legal and accounting needs (especially changes in the regulatory environment), public company costs, expenses relating to forecast stock option grants, and other expected changes in the overhead structure or costs thereof.
Interest costs are budgeted based on existing and anticipated levels of cash and debt, and the expected costs of borrowing to finance our equipment fleet and working capital needs.
Taxation is budgeted based on prevailing and expected federal and state tax rates, and the expected impact of our net operating tax loss carryforwards.
Unless otherwise indicated, our guidance does not reflect any possible business acquisitions.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit no.	Description
99.1	Press release, dated December 22, 2005, issued by the Company (filed herewith)
SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2005	STERLING CONSTRUCTION COMPANY, INC.
	By:	/s/ Maarten D. Hemsley
Maarten D. Hemsley
Chief Financial Officer